                                                                    EXHIBIT 99.1




                        THE PEOPLES PUBLISHING GROUP INC.

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1997

                        THE PEOPLES PUBLISHING GROUP INC.
                              FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997







                     C O N T E N T S                                    PAGE NO.

INDEPENDENT AUDITORS' REPORT                                                   1

FINANCIAL STATEMENTS:

         BALANCE SHEET  AS OF DECEMBER 31, 1997                              2-3

         STATEMENT OF OPERATIONS FOR THE YEAR ENDED                            4
         DECEMBER 31, 1997

         STATEMENT OF CASH FLOWS FOR THE YEAR ENDED                          5-6
         DECEMBER 31, 1997

         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                          7
         FOR THE YEAR ENDED DECEMBER 31, 1997

NOTES TO FINANCIAL STATEMENTS                                               8-17

                         [POLLACK & CULNEN LETTERHEAD]


INDEPENDENT AUDITORS' REPORT


To The Board of Directors and Shareholders of
The Peoples Publishing Group Inc.


We have audited the accompanying balance sheet of The Peoples Publishing Group, Inc. as of December 31, 1997 and the related statements of changes in stockholders' equity, operations and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement . An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements . An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Peoples Publishing Group, Inc. as of December 31, 1997 and the results of operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

These financial statements have been restated from those originally issued. See note 12.



                                                      /s/ Pollack & Culnen



March 24, 1998 (January 14, 1999 as to note 12)
River Edge, New Jersey

                        THE PEOPLES PUBLISHING GROUP INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997





ASSETS


CURRENT ASSETS


Cash and Cash Equivalents                             $182,116
Accounts Receivable (Note 3)                           646,301
Inventory (Note 2)                                     336,897
Prepaid Catalog Expenses                                61,189
Deferred Income Taxes (Note 9)                         125,704
Prepaid Expenses                                         1,500
Deferred Prepublication Costs (Note 4)                 128,088
Advance Royalties                                       50,040
                                                      --------

TOTAL CURRENT ASSETS                                                $ 1,531,835


EQUIPMENT - At Cost, Less Accumulated
  Depreciation of $ 55,247 (Note 5)                                      64,003

OTHER ASSETS

Advance Royalties                                       23,225
Deferred Income Taxes (Note 9)                         200,763
Deferred Prepublication Costs (Note 4)                 149,928
Intangible Assets, net (Note 6)                        160,683
Security Deposits                                        4,695
                                                      --------

TOTAL OTHER ASSETS                                                      539,294


TOTAL ASSETS                                                        $ 2,135,132
                                                                    ===========







       See Independent Auditors' Report And Notes To Financial Statements

                        THE PEOPLES PUBLISHING GROUP INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997







LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES

Accounts Payable                                                    $  688,295
Accrued Expenses (Note 10)                                             100,240
Notes Payable (Note 7)                                                  57,168
Corporate Taxes Payable                                                  3,420
                                                                    ----------

TOTAL CURRENT LIABILITIES                                                        $  849,123


COMMITMENTS (Notes 11 and 14)

MANDATORY REDEEMABLE PREFERRED STOCK
Redeemable Cumulative Convertible Preferred Stock, Par Value
$ .001 6,000,000 shares authorized. 1,958,120  shares issued and
outstanding at redemption value plus accrued dividends (Note 13)                  2,550,764

STOCKHOLDER'S EQUITY (DEFICIT)


Common Stock, Par Value $.001; 9,000,000
Shares Authorized, 500,000 Shares Issued
and Outstanding (Note 15)                                                  500
Additional Paid In Capital                                               9,500
Retained Earnings (Deficit)                                         (1,274,755)
                                                                    ----------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                             (1,264,755)
                                                                                 ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  (DEFICIT)                            $2,135,132
                                                                                 ==========











       See Independent Auditors' Report And Notes To Financial Statements

                        THE PEOPLES PUBLISHING GROUP INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997








Net Sales (Note 8)                                                  $ 4,528,065

Cost of Sales                                                         2,528,258
                                                                    -----------
Gross Profit                                                          1,999,807

Selling and Administrative Expenses                                   1,691,890
                                                                    -----------

Income from Operations                                                  307,917



Other Income (Expenses)



Interest Income                                                          14,033
Interest Expense                                                        (20,728)
                                                                    -----------

Income Before Taxes                                                     301,222


Income Tax Provision (Note 9)                                           125,721
                                                                    -----------

Net Income                                                              175,501


Preferred Stock Dividends (Note 13)                                      95,841
                                                                    -----------

Net Income Applicable to Common Stockholders                        $    79,660
                                                                    ===========














       See Independent Auditors' Report And Notes To Financial Statements

                        THE PEOPLES PUBLISHING GROUP INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997




CASH FLOWS FROM OPERATING ACTIVITIES

Net Income                                                                       $ 175,501

Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

         Depreciation                                                 $ 15,313
         Amortization                                                   49,294
                                                                      --------
                                                                                    64,607
                                                                                 ---------

         Subtotal                                                                  240,108

Decrease (Increase) in Assets:

         Accounts Receivable                                          (391,535)
         Inventory                                                    (194,327)
         Prepaid Expenses                                                9,253
         Pre-Publication Costs                                         (92,884)
         Prepaid Catalog Expenses                                        8,121
         Advance Royalties                                             (39,199)
         Deferred Income Taxes                                         122,201

Increase (Decrease) in Liabilities:

         Accounts Payable                                              356,240
         Accrued Expenses                                               22,970
         Deferred Revenue                                               (4,935)
         Corporate Taxes Payable                                         1,300
                                                                      --------

                  Total Adjustments                                               (202,795)
                                                                                 ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                        $  37,313








       See Independent Auditors' Report And Notes To Financial Statements

                        THE PEOPLES PUBLISHING GROUP INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997











NET CASH PROVIDED BY OPERATING  ACTIVITIES - continued                          $  37,313


CASH FLOWS FROM INVESTING ACTIVITIES

         Purchase of Fixed Assets                                                 (30,662)

CASH FLOWS FROM FINANCING ACTIVITIES


         Payments on Loans                                                       (121,365)
                                                                                ---------

         Net Decrease in Cash and Cash Equivalents                               (114,714)

Cash and Cash Equivalents at Beginning of Year                                    296,830

CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $ 182,116
                                                                                =========


Supplemental Cash Flow Information:

         Cash payments for interest                                $  20,719
         Cash payments for income taxes                                2,220
         Non Cash Activities:
            Increase in mandatory redeemable preferred stock, and
            decrease in retained earnings (deficit) from
            accrued dividends                                         95,841








       See Independent Auditors' Report And Notes To Financial Statements

                        THE PEOPLES PUBLISHING GROUP INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997






                                                           Additional      Retained
                                                  Common    Paid-in        Earnings
                                                  Stock     Capital       (Deficit)        Total
                                                  -----     -------       ---------        -----



Balance, January 1, 1997, as restated       $       500   $     9,500   $(1,354,415)   $(1,344,415)
(Note 12)

Accrued dividends on mandatory
redeemable preferred stock (Note 13)                  0             0       (95,841)       (95,841)

Net Income                                            0             0       175,501        175,501
                                            -----------   -----------   -----------    -----------


Balance, December 31, 1997                  $       500   $     9,500   $(1,274,755)   $(1,264,755)
                                            ===========   ===========   ===========    ===========



























       See Independent Auditors' Report And Notes To Financial Statements

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The company was organized in 1989 as a Delaware corporation. It is engaged in the publication and distribution of school instructional material. It began operating in March of 1990 when it acquired a segment of New Readers Press, a division of Laubach Literacy International. The intangible assets exclusive of organization costs as shown on the balance sheet arose from this acquisition. A summary of the company's accounting policies that affect the more significant elements of the financial statements is stated below.

       INVENTORY

       Inventory is stated as lower of cost or market which is determined using the first-in, first-out methods.

       DEPRECIATION

       Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using the straight line method. Maintenance and repairs are charged to expense as incurred; major renewals or improvements are capitalized. On sale or retirement of property and equipment, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of current operations.

       Depreciation provisions have been computed based upon the following estimated lives:

               Computer and Office Furniture 5 - 7 years

       ACCOUNTING FOR LONG-LIVED ASSETS

       The company generates operating revenue with its long-lived assets and builds up an acceptable revenue bas and related cash flows. Management has and will continue, on a periodic basis, to closely evaluate its equipment, deferred prepublication costs and intangible assets to determine potential impairment by comparing their carrying value with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows or appraisals of assets) of the long-lived assets. To date, management has determined that no impairment of long-lived assets exists.

                        See Independent Auditors Report.

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997



1)   SUMMARY OF SIGNIFICANT POLICIES - continued

     DEFERRED PRE-PUBLICATION COSTS

     Pre-publication costs of new books consist primarily of freelance page make-up, outside editorial, design, layout, art, photo services, mechanicals, film, plate preparation charges, and photo and text permissions. These costs are amortized over three years by the straight-line method from the date of initial publication.

     PREPAID CATALOG EXPENSES

     The cost of Catalogs, which have not been mailed to customers are capitalized until the actual date of mailings. An expense is recognized in the financial statements of the company in the period in which they are actually mailed.

     ADVANCE  ROYALTIES

     Advance royalties are capitalized as incurred, and these costs are expensed when earned by the authors.

     INTANGIBLE ASSETS

     Intangible Assets are amortized using the straight-line method over the following useful lives:

                  Copyrights                         10 years
                  Trade-Name Rights                 3.5 years
                  Goodwill                           40 years
                  Restrictive Covenant                3 years
                  Organization Costs                  5 years

     USE OF ESTIMATES

     In preparing financial statements in conformity with Generally Accepted Accounting Principles (GAAP), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.



                        See Independent Auditors' Report

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997



1)   SUMMARY OF SIGNIFICANT POLICIES - continued

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The financial statements include the following financial instruments and methods and assumptions used in estimating their fair value: for cash and cash equivalents, the carrying amount is fair value; for trade accounts receivable and accounts payable, the carryingamounts approximate their fair values due to the short term nature of these instruments; and for the fixed rate notes payable fair value has been estimated based on discounted cash flows using interest rates being offered for similar borrowings. No separate comparison of fair values versus carrying values is presented for the aforementioned financial instrumentssince their fair value are not significantly different than their balance sheet carrying amounts. In addition, the aggregate fair values of financial instruments would not represent the underlying value of the company.

     CASH EQUIVALENTS

     For purposes of the statement of cash flows, the company considers all short-term securities purchases with a maturity of three months or less to be cash equivalents.

     REVENUE RECOGNITION

     Generally, the company recognizes sales upon shipments and estimates sales returns if right of return exists. The reserve for sales returns as of December 31, 1997 is $163,433 and is a reduction to accounts receivable. The reserve for the related cost of sales returns is $156,675 and is a reduction of accounts payable due to the right of return. A credit for cost of sales reserves is pending based upon actual sales returns.

2)   INVENTORY

     Inventories at December 31, 1997 include cost of material shipped of $ 84,777, and finished goods of $ 252,120.





                        See Independent Auditors' Report

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997






3)   ACCOUNTS RECEIVABLE

     Accounts receivable as of December 31, 1997 consisted of the following:


     Trade accounts receivable                                          829,788
     Less allowance for doubtful accounts                               (20,053)
     Less reserve for estimated sales returns                          (163,434)
                                                                      ---------
     Net accounts receivable                                            646,301
                                                                      =========


4)   DEFERRED PREPUBLICATION COSTS

     The activity in deferred Prepublication Costs and the balance as of December 31, 1997 is as follows:

     Prepublication Costs - January 1, 1996                           $ 464,100
     Accumulated Amortization - January 1, 1996                        (278,968)
                                                                      ---------
               Net                                                      185,132
     Capitalized prepublication costs - current year                    205,660
     Amortization expense - current year                               (112,776)
                                                                      ---------

             Balance as of December 31, 1997                          $ 278,016
                                                                      =========

     The amount to be amortized over the next twelve months is $ 128,088, which is reflected as a current asset. The non-current portion is $ 149,928.

5)   EQUIPMENT

     Equipment consisted of the following at December 31, 1997.

         Furniture and Fixtures                                       $  27,411
         Computer Equipment                                              91,839
         Accumulated Depreciation                                       (55,247)
                                                                      ---------
                  Net                                                   $64,003
                                                                      =========







                        See Independent Auditors' Report

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997


6)   INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1997.



         Copyrights                                                  $  658,513
         Future List Royalty                                            124,129
         Trade Name Rights                                               50,000
         Goodwill                                                        25,000
         Restrictive Covenant                                           100,000
         Organization Costs                                               1,244
                                                                     -----------
                                                                        958,886
         Accumulated Amortization                                      (798,203)
                                                                     ----------
               Net                                                   $  160,683
                                                                     ==========


     Amortization Expense for 1997 was $ 49,294 which includes $ 6,022 of royalty expense for future list royalties which is reflected in Cost of Sales. The majority of intangible assets arose as a result of a business transaction and are recorded at acquisition cost.

7)   NOTES PAYABLE


                                                 Current    Long-Term
                                                 Portion     Portion     Total
                                                 -------     -------     -----

     Riverside Bank - Installment Loan           $ 57,168    $  -0-    $ 57,168
                                                 ========    ======    ========


     The company obtained a $ 200,000 installment loan from Riverside Bank on November 12, 1993. The term of the loan is five years and monthly payments are $ 4,100 consisting of principal and interest charged at a rate of 2.5 points above the bank's index. The loan is due to mature on November 12, 1998. Intangible Assets are pledged as security. Cherry Tree Ventures III, a limited partnership, which owns the majority of the issued and outstanding shares of capital stock of the company, has agreed to purchase the outstanding principal and interest balance of the loan from the lender, in the event that the company defaults on the loan.

     The company has a line of credit for working capital needs with Riverside Bank. Advances are limited to the lesser of 75% of the aggregate amount of eligible accounts receivable or $ 250,000. The line of credit was increased to $ 500,000 upon receipt of the June 30, 1997 borrowing base certificate. Effective November 1, 1997 through the remainder of the term (April 16, 1998), the maximum availability is reduced to $ 250,000. The amount of the line of credit varies due to the seasonal variation in the company's business. There were no borrowings outstanding as of December 31, 1997.

                        See Independent Auditors' Report

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997



8)   DEFERRED SALES

     At year end the company had shipments of sales in the amount of $ 600,007 which are not being recognized as revenue as of December 31, 1997. The company accounts for its revenue using Financial Accounting Standard No. 48 which recognizes revenue when a reasonable estimate of the future returns can be determined. Due to the nature of the sale and due to the fact the buyer has the right to return the merchandise purchased, the company cannot determine a reasonable estimate of the future returns. The company will recognize the revenue and cost of sales when the right of return lapses. The company has also not recognized $53,000 in royalties related to the aforementioned shipments

9)   INCOME TAXES

     The company accounts for its income taxes using the Financial Accounting Standards No. 109 which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carryfowards. Deferred tax expense or benefit is recognized as a result of the changes in the deferred assets and liabilities during the year.

     Deferred tax assets as of December 31, 1997 consisted of the following


                           Current                   $125,704
                           Noncurrent                 200,763
                                                      -------
                           Total                      326,467
                                                      =======


     The company's deferred tax assets represent the tax effects of a net operating loss carryfoward and deductible temporary differences in reporting amortization, reserve for uncollectible accounts receivable, and tax inventory adjustments. Taxes are computed at statutory federal rates of 35% and state tax rate of 9%

     Income tax expense for the year ended December 31, 1997 consisted of the following:


                                    Current      $   3,520
                                    Deferred       122,201
                                                 ---------
                                    Total        $ 125,721
                                                 =========


     At December 31, 1997, the company has federal net operating loss carryfowards of $ 246,649 due to expire December 31, 2008.



                        See Independent Auditors' Report

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997



10)  ACCRUED EXPENSES

     The components of accrued expenses are as follows:


               Compensation                           $ 74,656
               Professional Fees                        14,592
               Catalog Expenses                          6,800
               Other                                     4,192
                                                      --------

                  Total                               $100,240
                                                      ========


11)  COMMITMENTS

     The company is obligated under the following operating leases. The company renewed the lease for the rental of its premises in October 1996, for an additional three years. The lease expires in September 1999. Monthly payments are currently $ 3,368, and will increase each year, based upon the consumer price index. The company leases two automobiles under 38 and 36 month operating leases. The company leases office equipment under operating leases that range from 36 to 63 months in duration.

     Future minimum rental obligations under the operating leases is as follows.


                                 1998                55,526
                                 1999                43,719
                                 2000                 6,084
                                 2001                 4,766
                                                   --------
                                           Total   $110,095
                                                   ========


12)  RESTATEMENT OF FINANCIAL STATEMENTS

     These financial statements have been restated from those originally issued to properly reflect prepaid catalog expenses, deferred income taxes, and mandatory redeemable preferred stock. For more details please refer to note 7 in the company's December 31, 1996 financial statement.






                        See Independent Auditors' Report

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997



13)  MANDATORY REDEEMABLE PREFERRED STOCK

     The company has authorized 6,000,000 shares of preferred stock for designation and issuance, of which, 4,041,880 were not designated as of December 31, 1997.

     Shareholders of 1990 and 1993 preferred stock are entitled to cumulative quarterly dividends at the rates of $ .042 and $ .062, respectively, per share per annum . The preferred stock has a liquidating value of $ .84624 and $ 1.25 , respectively, plus unpaid accumulated dividends prior to payments to common stock stockholders.

     Under a required redemption provision, commencing on August 24, 1998, the company is required to redeem one third of preferred stock from each shareholder, if adequate cash funds are available, at a price equal to the liquidating value.

     Each share is convertible at the option of the holder into one common share subject to a possible adjustment for non-cash dividends.

     The company is party to a stockholder agreement among certain holders of common stock and 1990 and 1993 convertible preferred stock, which requires the approval of a majority of the preferred stockholders party to the agreement, for significant corporate transactions. In addition, the holders of preferred stock are entitled up to two directors.

14)  EMPLOYMENT AGREEMENTS

     The company has employment agreements with two of its officers, James Peoples and Diane Miller. These agreements are renewed on a periodic basis and provide for annual base salary which is not subject to annual increases. The agreements provide for an annual bonus if certain established revenue goals are met.












                        See Independent Auditors' Report

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997








15)  STOCK OPTIONS

     The company has a 1993 Stock Option Plan effective August 24, 1993 and amended and restated July 28, 1997 (The Plan). The plan permit the granting of incentive stock options and nonqualified options. A total of 250,000 shares of the Company's common stock have been reserved for issuance pursuant to options granted under the 1993 Plan.

     Grants under the Plan are accounted for following APB Opinion No. 25 and related interpretations. Had compensation cost for the options been determined using the fair value method required by FASB Statement No. 123, the company's net income on a proforma basis for 1997, would have been as follows:



         Net Income:
                  As Reported................................$ 175,501
                  Pro forma................................... 175,501


     The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants: risk-free interest rate of 6% for 1997, expected lives of 10 years, and expected volatility of 0%.














                        See Independent Auditors' Report

                        THE PEOPLES PUBLISHING GROUP INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997





15)  STOCK OPTIONS - (Continued)

     A summary of stock option activity is as follows:




                                                              Weighted-
                                                              Average                            Weighted
                                                              Grant                              Average
                                                              Fair Value        Shares           Exercise Price
                                                              ----------        ------           --------------

     Outstanding at December 31, 1996                                           100,000          $ 1.25
              Granted........................................    0.55            80,000          $ 1.25
              Exercised......................................                         0
                                                                                -------
     Outstanding at December 31, 1997                                           180,000          $ 1.25
                                                                                =======


     The following table summarizes additional information about stock options outstanding as of December 31, 1997:



                                                                                Weighted
                                                                                Average
                                                                                Remaining        Number
                                                              Number            Contractual      of Options
     Range of                                                 of Options        Lives            Exercisable at
     Exercise Prices                                          Outstanding       ( In Years)      Dec. 31, 1997
     ---------------                                          -----------       -----------      -------------

            $1.25............................................  180,000              4.5          100,000
                                                               =======                           =======













                        See Independent Auditors' Report